                                                                    EXHIBIT 10.2

       ================================================================




                            STOCKHOLDERS AGREEMENT

                                     among

                         RAYMOND KARSAN HOLDINGS, INC.

                                      and

                          PARTHENON INVESTORS, L.P.,
                                PCIP INVESTORS,
                              JMH PARTNERS CORP.,
                          SHAD RUN INVESTMENTS, L.P.,
                             TSG CO-INVESTORS, LLC
                            THE SHATTAN GROUP, LLC
                               THOMAS S. SHATTAN
                               GREGORY E. MENDEL
                              G. KEVIN FECHTMEYER

                                      and

                   the Management Stockholders party hereto



                         Dated as of December 16, 1999



       ================================================================

                               TABLE OF CONTENTS

1.   CERTAIN DEFINITIONS .........................................    1

2.   TRANSFER RESTRICTIONS AND PURCHASE RIGHTS ...................    9
          2.1.  Certain Permitted Transfers ......................    9
                ---------------------------
          2.2.  Right of First Offer .............................   10
                --------------------
          2.3.  Right of First Refusal ...........................   11
                ----------------------
          2.4.  Tag Alongs .......................................   12
                ----------
          2.5.  Impermissible Transfer ...........................   12
                ----------------------
          2.6.  Period ...........................................   12
                ------

3.   TAG-ALONG RESTRICTIONS ......................................   12
          3.1.  Offer ............................................   12
                -----
          3.2.  Time and Manner of Exercise ......................   13
                ---------------------------
          3.3.  Time and Manner of Closing .......................   13
                --------------------------

4.   OPTIONS TO PURCHASE SHARES ..................................   13
          4.1.  Call Options .....................................   13
                ------------
          4.2.  Repurchase upon Death of Management Stockholder ..   15
                -----------------------------------------------
          4.3.  Cash Payments ....................................   16
                -------------
          4.4.  Closing ..........................................   16
                -------
          4.5.  Acknowledgment ...................................   17
                --------------
          4.6.  Period ...........................................   17
                ------

5.   VOTING AGREEMENT ............................................   17
          5.1.  Board Representation .............................   17
                --------------------
          5.2.  Tenure ...........................................   17
                ------
          5.3.  Termination of Board Representation ..............   18
                -----------------------------------
          5.4.  Vote Required ....................................   18
                -------------

6.   REPORTING REQUIREMENTS ......................................   18
          6.1.  Annual Statements ................................   19
                -----------------
          6.2.  Quarterly Statements .............................   19
                --------------------
          6.3.  Monthly Statements ...............................   19
                ------------------
          6.4.  Compliance Reporting .............................   19
                --------------------
          6.5.  Board of Director Reporting ......................   19
                ---------------------------
          6.6.  Other Information ................................   20
                -----------------

7.   AFFIRMATIVE COVENANTS OF THE COMPANY ........................   20
           7.1.  Maintenance of Properties, etc ..................   20
                 ------------------------------
           7.2.  Compliance with Legal Requirements ..............   21
                 ----------------------------------
           7.3.  Insurance .......................................   21
                 ---------

           7.4.  Payment of Taxes and Trade Debt .................   21
                 -------------------------------
           7.5.  Independent Accountants .........................   22
                 -----------------------
           7.6.  Board of Directors ..............................   22
                 ------------------
           7.7.  Financial Accounting System .....................   22
                 ---------------------------
           7.8.  Annual Meeting ..................................   22
                 --------------
           7.9.  Listing of Shares ...............................   22
                 -----------------
           7.10. Rule 144A Information ...........................   22
                 ---------------------
           7.11. Budget Approval .................................   23
                 ---------------

8.   AFFIRMATIVE COVENANTS OF THE MANAGEMENT STOCKHOLDERS ........   23

9.   PRE-EMPTIVE RIGHTS ..........................................   23
            9.1.  Pre-Emptive Rights .............................   23
                  ------------------
            9.2.  Notice .........................................   23
                  ------
            9.3.  Full Acceptance ................................   23
                  ---------------
            9.4.  Partial Acceptance .............................   24
                  ------------------
            9.5.  Sale of Shares .................................   24
                  --------------
            9.6.  Exclusion of Certain Shares ....................   24
                  ---------------------------

10.  LEGENDS .....................................................   24

11.  GENERAL .....................................................   25
           11.1.  Remedies .......................................   25
                  --------
           11.2.  Notices ........................................   25
                  -------
           11.3.  Amendments, Waiver and Consents ................   26
                  -------------------------------
           11.4.  Binding Effect; Assignment .....................   26
                  --------------------------
           11.5.  Certain VCOC Matters ...........................   26
                  --------------------
           11.6.  Severability ...................................   26
                  ------------
           11.7.  Entire Agreement ...............................   26
                  ----------------
           11.8.  Counterparts ...................................   27
                  ------------
           11.9.  Headings .......................................   27
                  --------
          11.10.  Choice of Law ..................................   27
                  -------------
          11.11.  Consent to Jurisdiction ........................   27
                  -----------------------
          11.12.  WAIVER OF JURY TRIAL ...........................   28
                  --------------------

                            STOCKHOLDERS AGREEMENT


     This Stockholders Agreement, dated as of December 16, 1999, is among Raymond Karsan Holdings, Inc., a Pennsylvania corporation (the "Company"),
                                                                -------
Parthenon Investors, L.P., a Delaware limited partnership ("Parthenon
                                                            ---------
Investors"), PCIP Investors, a Delaware general partnership ("PCIP"), JMH
                                                              ----
Partners Corp., a Delaware corporation (and, together with Parthenon Investors and PCIP, "Parthenon"), Shad Run Investments, L.P., a Delaware limited
           ---------
partnership ("Shad Run"), TSG Co-Investors, LLC, a Delaware limited liability company ("TSG"), The Shattan Group LLC, a Delaware limited liability company, Thomas S. Shattan, Gregory E. Mendel and G. Kevin Fechtmeyer (together with The Shattan Group, LLC, Thomas S. Shattan and Gregory E. Mendel, "Shattan"), whose addresses are listed on Schedule A (collectively, and together with their permitted successors and assigns, the "Investors"), and other stockholders and
                                       ---------
optionholders of the Company listed from time to time in Schedule B (the "Management Stockholders" and, together with the Investors, the "Stockholders").
------------------------                                         ------------
The parties agree as follows:

1.   CERTAIN DEFINITIONS.

     "Accepted Shares" is defined in Section 9.2.
     ---------------

     "Affiliate" means any Person directly or indirectly controlling, controlled
      ---------
by or under direct or indirect common control with the Company (or other specified Person) and shall include (a) any Person who is an officer, director or beneficial holder of at least 10% of the outstanding capital stock of the Company (or other specified Person), (b) any Person of which the Company (or other specified Person) or any officer or director of the Company (or other specified Person) shall, directly or indirectly, either beneficially own at least 10% of the outstanding equity securities or constitute at least a 10% participant, and (c) in the case of a specified Person who is an individual, Members of the Immediate Family of such Person; provided, however, that the
                                                --------  -------
Investors shall not be an Affiliate of the Company for purposes of this Agreement.

     "By-laws" means all written rules, regulations, procedures and by-laws and
      -------
all other similar documents, relating to the management, governance or internal regulation of a Person other than an individual, each as from time to time amended or modified.

     "Call Option" is defined in Section 4.1.
      -----------

     "Call Option Exercise Period" is defined in Section 4.1(c).
      ---------------------------

     "Call Right Agreements" means the Call Right Agreements dated December 16,
      ---------------------
1999 between the Company and each of Parthenon, Shad Run and TSG.

     "Cause" means, with respect to any Management Stockholder, conduct
      -----
considered in the sole discretion of the Board to not be in the best interests of the Company, including (i) a refusal to perform or material negligence in performing duties and responsibilities to the Company, or refusal or failure to carry out reasonable directions of the board, (ii) conduct which may reflect adversely on the Company, (iii) failure to devote best efforts and loyalty to the Company, (iv) breach of any provision of any agreement with the Company or its Affiliates (including agreement regarding confidential information, trade secrets, and non-competition), (v) commission of fraud, embezzlement, theft or other dishonesty, (conviction, or plea of nolo contendere to any felony or crime involving dishonesty or moral turpitude), (vi) drug or alcohol addiction, abuse or dependency, and (vii) any other conduct that involves a breach of fiduciary obligation on the part of the Management Stockholder or otherwise could reasonably be expected to have a material adverse effect on the business, interests or reputation of the Company or its Affiliates.

     "Charter" means the articles or certificate of incorporation, statute,
      -------
constitution, joint venture or partnership agreement or articles or other charter of any Person other than an individual, each as from time to time amended or modified.

     "Class A Common Stock" means the Class A common stock, $0.01 par value, of
      --------------------
the Company.

     "Class A Warrants" means the Class A-1 and Class A-2 Warrants issued to
      ----------------
Parthenon, Shad Run and TSG pursuant to the Purchase Agreement.

     "Class B Call Option" means the Class B Call Option defined in the Call
      -------------------
Right Agreements.

     "Class B Common Stock" means the Class B common stock, $0.01 par value, of
      --------------------
the Company.

     "Class B Warrants" means the Class B Warrants issued to Parthenon, Shad Run
      ----------------
and TSG pursuant to the Purchase Agreement.

     "Class C Warrants" means the Class C-1 and Class C-2 Warrants issued to the
      ----------------
Management Stockholders pursuant to the Purchase Agreement.

     "Class D Warrants" means the Class D Warrants issued to Shattan pursuant to
      ----------------
the Purchase Agreement.

     "Class E Warrants" means the Class E Warrants issued to Shattan pursuant to
      ----------------
the Purchase Agreement.

     "Code" means the federal Internal Revenue Code of 1986 or any successor
      ----
statute, and the rules and regulations thereunder, as from time to time amended and in effect.

     "Common Stock" means the Class A and Class B common stock, $0.01 par value,
      ------------
of the Company.

     "Commission" means the Securities and Exchange Commission or any other
      ----------
federal agency at the time administering the Securities Act, the Exchange Act or both.

     "Company" is defined in the Preamble.
      -------

     "Company Competitor" shall mean any company that is engaged principally in
      ------------------
the business of recruitment, recruitment software development, sales force, management and customer service training, employee survey, pre-employment testing and assessment or Oracle technology consulting.

     "Consolidated", when used with reference to any term, means that term as
      ------------
applied to the accounts of the Company or other indicated Person and each of its respective Subsidiaries, consolidated or combined in accordance with GAAP after eliminating all inter-company items and with appropriate deductions for minority interests in Subsidiaries.

     "Contractual Obligation" means, with respect to any Person, any contracts,
      ----------------------
agreements, deeds, mortgages, leases, licenses, other instruments, commitments, undertakings, arrangements or understandings, written or oral, to which any such Person is a party or otherwise subject to or bound by or to which any asset of any such Person is subject.

     "Cost" means $167 per Share, as adjusted for stock splits, stock dividends,
      ----
mergers, reclassifications, recapitalization or similar events.

      "Covered Stockholders" means all stockholders and optionholders of the
       --------------------
Company, other than the Investors and their permitted successors or assigns, who (assuming the exercise of all options and the conversion of the Class B Common Stock) hold, on a fully diluted basis, at least 2% of the Class A Common Stock of the Company.

      "Distribution" means (a) the declaration or payment of any dividend on or
       ------------
in respect of any shares of any class of capital stock of the Company, any of its Subsidiaries or other specified Person, other than dividends payable solely in shares of the common stock of the payor; (b) the purchase, redemption or other retirement of any shares of any class of capital stock of the Company, any of its Subsidiaries or other specified Person directly, or indirectly through a Subsidiary or otherwise; or (c) any other distribution on or in respect of any shares of any class of capital stock of the Company, any of its Subsidiaries or other specified Person.

     "EBITDA" shall be calculated based upon amounts included in the financial
      ------
statements referred to in Section 6 and shall mean the sum of:

     (i)  Net Income

     (ii)   plus, to the extent that Net Income has been reduced thereby:

            (a) all income taxes and foreign withholding taxes (including, without limitation, any state single business, unitary or similar taxes) and capital stock and franchise taxes paid or accrued in accordance with GAAP for such period,

            (b)  Interest Expense,

            (c)  depreciation expense, and

            (d)  amortization expense

     (iii) minus interest or dividend income, to the extent that Net Income has been increased thereby.

     "Exchange Act" means the Securities Exchange Act of 1934, or any successor
      ------------
federal statute, and the rules and regulations of the Commission thereunder, all as from time to time amended and in effect.

     "Excess Cash" means cash and cash equivalents on hand which are in excess
      -----------
of $250,000.

     "Excluded Stockholders" are Rudy Karsan, Bill Erickson, Elliot Clark, Don
      ---------------------
Volk and Troy Kanter.

     "Exercise Period" is defined in Section 9.1.
      ---------------

     "Fair Market Value" shall equal the sum of (i) the Company's previous
      -----------------
year's total revenue (as reported on the Company's audited consolidated statement of income for such year), and (ii) Excess Cash less the sum of (x) debt outstanding to third parties, including bank financings, shareholder loans, seller notes, and capital lease obligations, but excluding trade payables, commission payables and other liabilities incurred in the ordinary course as of the date of calculation and (y) the purchase price that would be payable upon the exercise of the Company's Class B Call Option (assuming it was exercised on the date of calculation), if any, on Class B Common Stock, divided by (b) the total number of shares outstanding on the date of calculation (assuming the exercise of all outstanding warrants for the purchase of Common Stock and the exercise of any existing Class B Call Option); provided, that, the Board of Directors does not in good faith determine that such calculation would produce a materially inequitable result. If the Board makes such a determination, the Company will engage an independent third party to establish the appropriate formula for establishing the fair market value of a share of Common Stock (and such valuation shall thereafter replace the formula in the previous sentence).

     "Fleet Demand Note" means the Demand Note given by the Company to Fleet
      -----------------
National Bank on December 17, 1999.

     "Fleet Revolving Credit Facility" means the Loan Agreement dated as of
      -------------------------------
December 27, 1999 between Raymond Karsan Associates and Fleet National Bank, as Agent and Lender.

     "GAAP" means United States generally accepted accounting principles as set
      ----
forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in other such statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect for the relevant time period.

     "Interest Expense" shall mean interest expense determined in accordance
      ----------------
with GAAP, plus, to the extent not included in such interest expense:

     (i) interest expense attributable to capital lease obligations, determined in accordance with GAAP,

     (ii)   amortization of debt discounts and debt issuance costs, and

     (iii) commissions, discounts and other fees and charges owned with respect to letters of credit and bankers' acceptance financing.

     "Investor" is defined in the Preamble.
      --------

     "Investor Director" is defined Section 5.1.
      -----------------

     "Investor Put Agreements" means the Investor Put Agreements dated December
      -----------------------
16, 1999 between the Company and each of Parthenon, Shad Run and TSG.

     "Investor Securities" means the Class B Common Stock and Investor Warrants
      -------------------
purchased by the Investors under the Purchase Agreement, together with any securities issued with respect thereto, upon exercise, conversion or transfer thereof or in exchange therefor, including the Class A Common Stock issuable upon exercise or conversion of the Investor Warrants.

     "Investor Warrants" means the Class A, Class B, Class D and Class E
      -----------------
Warrants for the purchase of shares of Common Stock purchased by the Investors under the Purchase Agreement.

     "Legal Requirement" means any federal, state, local or foreign law,
      -----------------
statute, standard, ordinance, code, order, rule, regulation, resolution, promulgation or any final order, judgment or decree of any court, arbitrator, tribunal or governmental authority, or any license, franchise, permit or similar right granted under any of the foregoing.

     "Management Stockholder" is defined in the Preamble.
      ----------------------

     "Marketing Period" is defined in Section 2.2.
      ----------------

     "Material Adverse Effect" means a material adverse effect upon the
      -----------------------
business, assets, financial condition, income or prospects of the Company and its Subsidiaries on a Consolidated basis.

     "Members of the Immediate Family," as applied to any individual, means each
      -------------------------------
parent, spouse, child, brother, sister or the spouse of a child, brother or sister of the individual, and each trust created for the benefit of one or more of such persons and each custodian of a property of one or more such persons.

     "Net Income" shall mean the net income of the Company determined in
      ----------
accordance with GAAP; provided, however, that there shall not be included in such Net Income:

     (i) any gain(loss) realized upon the sale, abandonment, or other disposition of any assets (or any reserves relating thereto) of the Company,

     (ii) any extraordinary or unusual gains or losses and the related tax effect in accordance with GAAP,

     (iii) any translation gains and losses due solely to fluctuations in currency values and the related tax effect in accordance with GAAP, and

     (iv)   any cumulative effect of a change in accounting principles.

     "Notice of Purchase" is defined in Section 9.2.
      ------------------

     "Offer" is defined in Section 2.2.
      -----

     "Offer Notice" is defined in Section 2.2.
      ------------

     "Offered Shares" is defined in Section 9.1.
      --------------

     "Parthenon" is defined in the Preamble.
      ---------

     "Parthenon Investors" is defined in the Preamble.
      -------------------

     "Permitted Transferee" is defined in Section 2.1.
      --------------------

     "Person" means an individual, partnership, corporation, company,
      ------
association, trust, joint venture, unincorporated organization and any governmental department or agency or political subdivision.

     "Previous Stockholder Agreements" is defined in Section 11.7.
      -------------------------------

     "Principal Holder" means Parthenon Investors so long as it holds Investor
      ----------------
Securities representing at least 26,703 underlying shares of Class A Common Stock (as adjusted for stock splits, stock dividends, mergers, reclassifications, recapitalizations or similar events).

     "Private Placement Plan" means the Company's Proforma EBITDA, which is as
      ----------------------
follows:

          Period Ending                  Proforma EBITDA
          -------------                  ---------------

          December 31, 1999                $ 8,141,000
          December 31, 2000                $18,876,000
          December 31, 2001                $26,595,000
          December 31, 2002                $33,980,000
          December 31, 2003                $40,417,000

     "Proforma EBITDA" means the Company's reported EBITDA, plus the EBITDA of
      ---------------
any acquired Companies as if they had been acquired on the 1st day of the applicable fiscal year.

     "Proportionate Percentage" is defined in Section 9.1.
      ------------------------

     "Proposal" is defined in Section 9.1.
      --------

     "Proposed Buyer" is defined in Section 3.
      --------------

     "Proposed Sale" is defined in Section 3.
      -------------

     "Purchase Agreement" means the Class B Common Stock and Warrant Purchase
      ------------------
Agreement dated as of December 16, 1999, as from time to time in effect, among the Company and the Investors.

     "Qualified Public Offering" means an underwritten public offering on a firm
      -------------------------
commitment basis pursuant to an effective registration statement under the federal Securities Act of 1933, as amended, covering the offer and sale of Class A Common Stock for the account of the Corporation at a price greater than or equal to $175.00 per share of Class A Common Stock (as adjusted for stock splits, stock dividends and the like) in which the aggregate proceeds exceed $50,000,000 and immediately after which the Company's outstanding capital stock has an aggregate public market value of not less than $200 million.

     "Registration Rights Agreement"  means the Registration Rights Agreement
      -----------------------------
dated as of December 16, 1999, as from time to time in effect, among the Company and the Investors.

     "Related Agreements" means the Stockholders Agreement, the Investor Put
      ------------------
Agreements, the Call Right Agreements and the Registration Rights Agreement.

     "Required Holders" means the holders at the relevant time (excluding the
      ----------------
Company or any of its Subsidiaries) of a majority or more of the voting power of all Investor Securities, voting together as a single class.

     "Securities Act" means the Securities Act of 1933, as amended, or any
      --------------
successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be from time to time amended and in effect.

     "Selling Stockholder" means a Covered Stockholder selling Shares under
      -------------------
Section 3.

     "Shad Run" is defined in the Preamble.
      --------

     "Shares" means (a) all shares of any class of capital stock of the Company
      ------
owned by any Stockholder, and all shares of capital stock issued with respect to, in exchange for or upon exercise of any such shares, any options or warrants and (b) all options or warrants exercisable for shares of any class of capital stock of the Company (treating such options and warrants as a number of Shares equal to the number of shares of capital stock issuable upon the conversion or exercise of such options and warrants).

     "Shattan" is defined in the Preamble.
      -------

     "Stockholder" is defined in the Preamble.
      -----------

     "Stockholder Call Group" is defined in Section 4.1.
      ----------------------

     "Stockholder Proportionate Percentage" means for any Stockholder, a
      ------------------------------------
percentage equal to (i) the number of shares of Class A Common Stock represented by the Shares held by such holder (on an as-converted basis) divided by (ii) the total number of shares of Class A Common Stock (on an as-converted basis) held at the time of delivery of the Transfer Notice by Stockholders who have elected to purchase Shares pursuant to Section 2.3.

     "Subsidiary" means any Person of which the Company or other specified
      ----------
Person now or hereafter shall at the time (a) own directly or indirectly through a Subsidiary at least 50% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally or (b) constitute a general partner.

     "Tag-Along Notice" is defined in Section 3.1.
      ----------------

     "Termination Notice" is defined in Section 2.3(b).
      ------------------

     "Transfer" means sell, assign, encumber, pledge, hypothecate, give away or
      --------
dispose of or transfer in any other manner, whether voluntarily, involuntarily, by operation of law, pursuant to judicial process, divorce decree, property settlement, bankruptcy or otherwise.

     "Transfer Notice" is defined in Section 2.3(b).
      ---------------

     "TSG" is defined in the Preamble.
      ---

2. TRANSFER RESTRICTIONS AND PURCHASE RIGHTS. No Stockholder shall Transfer any Shares to any other Person except as provided in this Section 2.

     2.1. Certain Permitted Transfers.
          ---------------------------

          (a)  Transfers to Affiliates.  Subject to the provisions of Section 4,
               -----------------------
if applicable, any holder of Shares may Transfer all or part of its Shares to one or more of its Affiliates so long as each transferee executes a counterpart of this Agreement.

          (b)  Upon Death.  Upon the death of any holder of Shares who is a
               ----------
natural Person (other than a Management Stockholder on the date hereof), such Shares may be distributed by the will or other instrument taking effect at death of such holder or by applicable laws of descent and distribution to such holder's estate, executors, administrators and personal representatives, and then to such holder's heirs, legatees or distributees, whether or not such recipients are Member of the Immediate Family.

          (c)  Investors and Company.  Any holder of Shares may Transfer any or
               ---------------------
all of such Shares to (a) any Investor or (b) with the Board's approval, the Company or any subsidiary of the Company.

          (d)  Additional Permitted Transfers by Management Stockholders.  Any
               ---------------------------------------------------------
Management Stockholder, other than Excluded Shareholders, may Transfer up to 20% of his or her Shares to another then current Management Stockholder. Any Excluded Shareholder may transfer up to 10% of his Shares to another then current Management Stockholder. No Management Stockholder may make transfers pursuant to this Section 2.1(d) if the aggregate number of Shares Transferred by such Management Stockholder would exceed 20% or 10%, as applicable, of such Management Stockholder's Shares on the later of December 16, 1999 and the date on which he became a Management Stockholder.

          (e)  Additional Permitted Transfers by the Investors.  Any Investor
               -----------------------------------------------
may Transfer any or all of its Shares (a) to an Investor or an affiliated fund,
(b) to its partners or members, (c) to Affiliates of any of the foregoing or (d) to any director, officer, or employee of, or consultant or adviser to, the Company or its subsidiaries.

          (f)  Public Offering.  Any holder may sell any Shares in a public
               ---------------
offering registered under the Securities Act, or, after a Qualified Public Offering, in a transaction permitted by Rule 144 thereunder.

     No Transfer permitted under the terms of paragraphs (a) through (e) of this
Section 2.1 shall be effective unless the Transferee of such Shares (each, a "Permitted Transferee") has delivered to the Company a written acknowledgment
---------------------
and agreement in form and substance reasonably satisfactory to the Company that such Shares to be received by such Permitted Transferee shall be subject to all of the provisions of this Agreement and that such Permitted Transferee shall be bound by, and shall be a party to, this Agreement as an Investor or a Management Stockholder, as was the transferor of the Shares, hereunder; provided, however,
                                                             --------  -------
that notwithstanding any Transfer of Shares by an Investor, any Stockholder who is a director, officer or employee of, or consultant or adviser to, the Company or any of its subsidiaries shall be a Management Stockholder with respect to all Shares held by him; and provided further that no Transfer by any Stockholder to
                        -------- -------
a Permitted Transferee shall relieve such Stockholder of any of its obligations hereunder.

     2.2. Right of First Offer.  In addition to Transfers permitted by Section
          --------------------
2.1, any Investor may transfer any Investor Securities if it first gives the Company written notice of its intent to transfer such Investor Securities (the "Offer Notice"), which notice shall set forth the number of Shares to be
-------------
Transferred. The Company may offer to purchase all (but not less than all) of the Shares specified in the Offer Notice by delivery of a written offer (the "Offer"), which Offer shall specify the price and terms on which the Company
------
proposes to purchase the Shares, to the Investor as soon as practical but in any event within 30 days after the delivery of the Offer Notice. Upon receipt of the Offer, the Investor may elect (i) to sell to the Company all of the Shares specified in the Offer Notice at the price and on the terms specified in the Offer or (ii) to market and sell the Shares to other potential purchasers for a period of 90 days following the date of receipt (the "Marketing Period");
                                                      ----------------
provided, however, that the Investor shall not sell any of such Shares to other
--------  -------
potential purchasers during the Marketing Period on terms that are equal to or less favorable to the Investor than the terms set forth in the Offer and will not sell such Shares to any Company Competitor.

     The purchase of the Shares by the Company shall occur at a closing on the date specified in the Offer, which date shall be no fewer than 15 nor more than 30 days after the date on which the Investor receives the Offer. At the closing, the Company shall pay the purchase price in the form and amount specified in the Offer to the order of the Investor. Certificates for the Shares to be purchased, duly endorsed or accompanied by duly executed stock powers, shall be delivered at the closing by the Investor.

     2.3. Right of First Refusal.
          ----------------------

          (a) In addition to Transfers permitted by Section 2.1 and 2.4, in the event the Company has and does not exercise its rights under Section 4 to purchase Shares held by a Management Stockholder during the relevant Call Option Exercise Period, any Management Stockholder subject to such expired call right may Transfer Shares it holds to other Stockholders party hereto, in accordance with clause (b) below and at the price per Share equal to the Call Option price set forth in Section 4(a).

          (b)  Notices, etc.  A Management Stockholder wishing to transfer its
               -------------
shares pursuant to this Section 2.3 shall deliver to each Stockholder party hereto a notice of its intent to Transfer its Shares, which notice shall set forth the number of Shares to be Transferred (the "Transfer Notice"). After the
                                                   ---------------
expiration of the Call Option Exercise Period, if the Company has not exercised its rights under Section 4, any Stockholder party hereto may exercise its right to purchase all or a portion of its Stockholder Proportionate Percentage of the Shares offered by the Management Stockholder by delivery of notice to the selling Management Stockholder within 30 days of the Transfer Notice. In the event that one or more Stockholders do not elect to purchase all of its Stockholder Proportionate Percentage of the Shares offered, the other participating Stockholders may purchase any remaining Shares offered in the Transfer Notice pro rata based on their respective Stockholder Proportionate Percentages, or as they may otherwise agree.

          (c)  Closing.  The closing of any purchase and sale of Shares pursuant
               -------
to this Section 2.3 shall take place as soon as reasonably practicable and in no event later than 60 days after the later of the date of delivery of the Transfer Notice and the expiration of the Call Option Exercise Period at the principal office of the Company, or at such other time and location as the parties to such purchase may mutually determine. At the closing the holders of Shares to be sold shall deliver to the participating Stockholders a certificate or certificates representing the Shares to be purchased duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any lien or encumbrance, with any necessary stock (or equivalent) transfer tax stamps affixed, and the participating Stockholders shall pay to such holder by certified or bank check or wire transfer of immediately available federal funds or note, as may be applicable, the purchase price of the Shares being purchased by the participating Stockholders. The delivery of a certificate or certificates for Shares by any Person selling Shares pursuant to Section 2.3 shall be deemed a representation and warranty by such Person that: (i) such Person has full right, title and interest in and to such Shares; (ii) such Person has all necessary power and authority and has taken all necessary action to sell such Shares as contemplated; (iii) such Shares are free and clear of any and all liens or encumbrances and (iv) there is no adverse claim with respect to such Shares.

     2.4. Tag Alongs.  In addition to Transfers permitted under Sections 2.1 and
          ----------
2.2,

          (a) with the consent of the Board and the Required Holders, any Covered Stockholder may Transfer Shares if such Stockholder has complied with the "tag along" provisions contained in Section 3; and

          (b) any Investor may Transfer any or all of its Shares in accordance with the provisions, terms and conditions of Section 3.

     2.5. Impermissible Transfer.  Any attempted Transfer of Shares not
          ----------------------
permitted under the terms of this Section 2 shall be null and void, and the Company shall not in any way give effect to any such impermissible Transfer.

     2.6. Period.  The foregoing provisions of this Section 2 shall expire upon
          ------
the closing of a Qualified Public Offering.

3. TAG-ALONG RESTRICTIONS. Unless the Required Holders consent otherwise, a Covered Stockholder may not sell any Shares to any other Person (the "Proposed
                                                                      --------
Buyer") (other than pursuant to Section 2.1) unless such Covered Stockholder
-----
complies with the terms set forth in this Section 3.

     3.1. Offer.  A notice (the "Tag-Along Notice") shall be delivered by the
          -----                  ----------------
Selling Stockholder to each Investor at least 30 days prior to the date of any Proposed Sale (as defined below). The Tag-Along Notice shall include:

          (a) A copy of a bona fide offer from the Proposed Buyer, which shall set forth the complete terms of the proposed sale, including the number of Shares proposed to be purchased, the purchase price, the name and address of the Proposed Buyer and the other principal terms of the proposed transaction (the "Proposed Sale");
--------------

          (b) An offer by the Selling Stockholder to include in the Proposed Sale to the Proposed Buyer, at each Investor's option, that number of the Investor Securities as is determined in accordance with Section 3.2, on the same terms and conditions as the Selling Stockholder shall sell the Shares; and

          (c) An agreement from the Proposed Buyer to purchase such number of the Investor Securities as shall be includable in such Proposed Sale pursuant to
Section 3.2.

     3.2. Time and Manner of Exercise.  If  an Investor desires to accept the
          ---------------------------
offer contained in the Tag-Along Notice, the Investor shall notify the Selling Stockholder in writing within 20 days after receipt of the Tag-Along Notice, which acceptance shall indicate the maximum number of shares such Investor wishes to sell in the Proposed Sale. If the Investor has not accepted such offer in writing, it shall be deemed to have waived all of its rights with respect to the Proposed Sale and the Selling Stockholder shall be free to sell its Shares to the Proposed Buyer pursuant to the Proposed Sale without any further obligations to such Investor. Any acceptance by an Investor of the offer contained in the Tag-Along Notice shall be irrevocable except as hereinafter provided. If an Investor elects to participate in such Proposed Sale it shall be entitled to sell in the Proposed Sale, on the same terms and conditions as the Selling Stockholder, the lesser of (a) the number of shares specified in its acceptance of the Tag-Along

Notice, and (b) such number of its Investor Securities equal to the number (rounded to the nearest whole share) of all Shares to be included in the Proposed Sale times a fraction, the numerator of which is the total number of Investor Securities held by the Investor (on an as-exercised basis) immediately before the Proposed Sale and the denominator of which is the sum of the total number of Investor Securities (on an as-exercised basis) held by all Investors participating in the Proposed Sale plus the total number of Shares held by the Selling Stockholder immediately before the Proposed Sale.

     3.3. Time and Manner of Closing.  The Investors shall take such actions and
          --------------------------
execute such documents and instruments as shall be reasonably necessary in order to consummate the Proposed Sale expeditiously on the same terms as the Selling Stockholder. If at the end of 180 days following the date on which the Tag-Along Notice was given the Selling Stockholder has not completed the Proposed Sale in accordance with the terms hereof, the Investors shall be released from their obligations hereunder unless the failure to complete the Proposed Sale resulted from the failure of any of the Investors to comply with the terms of Sections
3.2 or 3.3. At the closing of any sale under this Section 3.3, the Investors participating in the Proposed Sale shall deliver certificates representing the Investor Securities to be sold by it, duly endorsed for transfer and with any stock transfer tax stamps affixed, against delivery of the applicable purchase price. Any shares sold to the Proposed Buyer in accordance with this Section 3.3 shall no longer be subject to this Agreement.

4.   OPTIONS TO PURCHASE SHARES.

     4.1. Call Options.  Upon any termination of the employment by the Company
          ------------
and its subsidiaries of any Management Stockholder, the Company shall have the right to purchase for cash or notes (as provided below in this Section 4.1) all or any portion of the Shares held by such Management Stockholder or originally issued to such holder but held by one or more Permitted Transferees (collectively, the "Stockholder Call Group") on the following terms (the "Call
                    ----------------------                                ----
Option"):
------

          (a)  Termination.
               -----------

               (i)  Termination due to Disability or by Company without Cause or
                    ------------------------------------------------------------
          by the Management Stockholder.
          -----------------------------

                    A. If such termination is the result of (i) the disability of such holder, (ii) termination of such Management Stockholder's employment by the Company without Cause or (iii) termination of such Management Stockholder's employment by such Management Stockholder then, in any such event, the Company may purchase all or any portion of the Shares held by such Management Stockholder (or Permitted Transferee, if applicable) at a per Share price equal to the Fair Market Value of such Shares on the date of termination.

                    B. Subject to the provisions of Section 4.3, in each case Shares are purchased pursuant to clause (A) above, the Company will pay for such Shares by (i) paying the Management Stockholder not less than 25% of the purchase price in cash, as determined by the Board and (ii) issuing for the balance of the purchase price not so paid in cash a subordinated promissory note in a principal amount equal to such balance. The principal of such note will be due and payable in three equal annual installments, the first such installment becoming due and payable on the first anniversary of the issuance of such note, and interest will accrue thereon at a rate equal to the applicable federal rate and be payable annually in arrears, in each case subject to the provisions of Section 4.3.

               (ii)      Termination by Company for Cause.
                         --------------------------------

                     A. If such termination is the result of termination of such Management Stockholder's employment by the Company for Cause then the Company may purchase all or any portion of the Shares held by such holder (or Permitted Transferee, if applicable) at a per Share price equal to the lesser of the Cost or the Fair Market Value of such Shares on the date of termination.

                     B.  In each case Shares are purchased pursuant to clause
               (A) above, unless the Board determines otherwise, the Company will pay for such Shares by issuing a subordinated promissory note in a principal amount equal to the purchase price. The principal of such note will be due and payable in four equal annual installments, the first such installment becoming due and payable on the first anniversary of the issuance of such note, and interest will accrue thereon at a rate equal to the applicable federal rate and be payable annually in arrears, in each case subject to the provisions of Section 4.3.

          (b)  Treatment of Shares issued pursuant to Options. If any Shares to
               ----------------------------------------------
be sold to the Company pursuant to this Section 4.1 were issued to a Management Stockholder pursuant to the exercise of any options, the Management Stockholder shall receive in exchange for such options consideration equal to the amount determined as set forth in this Section 4.1; provided that, for these purposes the relevant purchase price shall be calculated as of the later of (i) the 181st day after the exercise of the relevant options and (ii) the effectiveness of the termination of employment in question.

          (c)  Notices, Etc. Any Call Option may be exercised by delivery of
               ------------
written notice thereof (the "Call Notice") to all members of the applicable
                             -----------
Stockholder Call Group within 180 days of the effectiveness of the termination of employment in question, or in the case of Shares issued to a Management Shareholder to options, within 180 days of the later of the date the subject option was exercised and the effectiveness of the termination of employment in question (the "Call Option Exercise Period"). The
                                            ---------------------------
Call Notice shall state that the Company has elected to exercise the Call Option, and the number and price of the Shares with respect to which the Call Option is being exercised.

          (d)  Prepayment.  Any promissory note issued under this Section 4.1
               ----------
may be prepaid in whole or in part at any time and from time to time without premium or penalty.

     4.2. Repurchase upon Death of Management Stockholder.  Upon any termination
          -----------------------------------------------
of employment by the Company and its subsidiaries due to the death of any Management Stockholder who was a Management Shareholder on the date hereof, the Company shall purchase for cash or notes (as provided below in this Section 4.2) all of the Shares held by such Management Stockholder on the following terms:

          (a) The Company shall purchase all of the Shares held by such Management Stockholder at a per Share price equal to the Fair Market Value of such Shares on the date of the Management Stockholder's death.

          (b) Subject to the provisions of Section 4.3, in each case Shares are purchased pursuant to clause (a) above, the Company will pay for such Shares from the proceeds of the life insurance policies maintained by the Company insuring the deceased Management Stockholder (as provided in Section 7.3(b) below). In the event the Company cannot maintain a life insurance policy on a Management Stockholder, for whatever reason, or the proceeds of the life insurance policy on the deceased Management Stockholder is not sufficient to pay the entire purchase price for the Shares, the Company shall pay for such Shares by (i) paying the estate of the deceased Management Stockholder cash in the amount of insurance proceeds, if any, and (ii) issuing for the balance of the purchase price not so paid in cash a subordinated promissory note in a principal amount equal to such balance. The principal of such note will be due and payable in three equal annual installments, the first such installment becoming due and payable on the first anniversary of the issuance of such note, and interest will accrue thereon at a rate equal to the applicable federal rate and be payable annually in arrears, in each case subject to the provisions of
Section 4.3.

     4.3. Cash Payments.  If any payment of cash required upon the purchase and
          -------------
sale of Management Shares to the Company upon the exercise of any Call Option or any payment on a promissory note issued under this Section 4 would (a) constitute, result in or give rise to any breach or violation of, or any default or right or cause of action under, any agreement to which the Company or any of its subsidiaries is, from time to time, a party or (b) leave the Company and its subsidiaries with less cash than, in the good faith judgment of the Board, is necessary to operate the business of the Company and its subsidiaries in the ordinary course of business, then,

          (a) in the case of a cash payment due at a closing of any purchase and sale of Shares to the Company upon the exercise of any Call Option, the Company will issue a promissory note in the aggregate principal amount of such payment, the principal amount of which note will be due and payable in four equal annual installments, the first such installment becoming due and payable on the first anniversary of the issuance of such note, and interest will accrue thereon at a rate equal to the applicable federal rate and be payable annually in arrears, in each case subject to the provisions of clause (b) below, and

          (b) in the case of the cash payment in respect of a promissory note issued under this Section 4, notwithstanding any of the provisions of such note, including without limitation, the stated maturity of such note and the stated date on which interest payments are due, such payment will not become due and payable until such time as such payment can be made without violating any such agreement and not resulting in the Company and its subsidiaries having less cash than the Board determines is necessary to operate the business as contemplated above.

     4.4. Closing.
          -------

          (a)  The closing of any purchase and sale of Shares pursuant to this
Section 4 shall take place as soon as reasonably practicable and in no event later than 30 days after termination of the applicable Call Option Exercise Period at the principal office of the Company, or at such other time and location as the parties to such purchase may mutually determine.

          (b) At the closing of any purchase and sale of Shares following the exercise of any Call Option, the holders of Shares to be sold shall deliver to the Company a certificate or certificates representing the Shares to be purchased by the Company duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any lien or encumbrance, with any necessary stock (or equivalent) transfer tax stamps affixed, and the Company shall pay to such holder by certified or bank check or wire transfer of immediately available federal funds or note, as may be applicable, the purchase price of the Shares being purchased by the Company.
The delivery of a certificate or certificates for Shares by any Person selling Shares pursuant to any Call Option shall be deemed a representation and warranty by such Person that: (i) such Person has full right, title and interest in and to such Shares; (ii) such Person has all necessary power and authority and has taken all necessary action to sell such Shares as contemplated; (iii) such Shares are free and clear of any and all liens or encumbrances and (iv) there is no adverse claim with respect to such Shares.

     4.5. Acknowledgment.  Each Management Stockholder acknowledges and agrees
          --------------
that neither the Company nor any Person directly or indirectly affiliated with the Company (in each case whether as a director, officer, manager, employee, agent or otherwise) shall have any duty or obligation to affirmatively disclose to him, and he shall not have any right to be advised of, any material information regarding the Company or otherwise at any time prior to, upon, or in connection with any termination of his employment by the Company and its subsidiaries upon the exercise of any Call Option or any repurchase of the Shares in accordance with the terms hereof.

     4.6. Period.  The foregoing provisions of this Section 4 shall expire upon
          ------
the closing of a Qualified Public Offering.

5.   VOTING AGREEMENT.

     5.1. Board Representation.  At each annual meeting of the stockholders of
          --------------------
the Company, or at any special meeting of stockholders of the Company at which directors are to be elected, and at any other time at which stockholders of the Company have the right to vote for or give their written consent to the election of directors, each Stockholder agrees (a) to vote its Shares to fix the number of directors at five and (b) to vote all Shares owned by such Stockholder to elect and maintain in office as directors two persons designated by the Principal Holders (the "Investor Directors").
                        ------------------

     5.2. Tenure.  Each Investor Director shall serve for a term of the lesser
          ------
of (a) one year and until such Investor Director's successor is elected and qualified, or (b) until the right to elect such Investor Director ceases (at which time such Investor Director will be deemed to be removed). So long as the Principal Holders are entitled to designate Investor Directors, in the event of a vacancy in the position of an Investor Director, each Stockholder agrees to vote all Shares owned by such Stockholder to elect and maintain in office as director the person designated by the Principal Holders to fill such vacancy.
In the event that the Principal Holders decide that an Investor Director should be removed at any time during such Investor Director's term of office, with or without cause, each Stockholder agrees to vote all Shares owned by such Stockholder to remove such Investor Director.

     5.3. Termination of Board Representation.  The right of the Principal
          -----------------------------------
Holders to nominate Investor Directors shall terminate on the second anniversary of the consummation of a Qualified Public Offering.

     5.4. Vote Required.  Until the earlier of the date on which there are no
          -------------
Principal Holders and the consummation of a Qualified Public Offering, the Company may not, without the affirmative vote of a majority of the board of directors, including at least one Investor Director, take any of the following actions:

          (a) Redeem, purchase, or otherwise acquire for value (or pay into or set aside for a sinking fund for such purchases) any capital stock of the Company, except as is contemplated in the Company's Charter, the Investor Warrants, the Call Right Agreements, and the Investor Put Agreements, it being understood that the Investor Directors will not participate in a vote of the Board of Directors regarding the exercise of the Class B Call Option;

          (b) adopt or amend in any material manner any employee stock or option plan or employee benefit or compensation arrangement, other than compensation of employees who are neither Management Shareholders nor members of management of the Company;

          (c) except for transactions expressly contemplated by the Related Agreements and Employment Agreements, enter into any transaction with an Affiliate or any Member of the Immediate Family of an Affiliate;

          (d) enter into or engage in any line of business other than the Company's existing business, or a business which is substantially similar thereto;

          (e) enter into any agreement with any holder of any securities of the Company giving such holder the right to require the Company to initiate any registration of the Company's securities under the Securities Act other than pursuant to the Registration Rights Agreement;

          (f) incur any indebtedness in an amount greater than $1.0 million in any year, or $2.5 million in the aggregate, excluding borrowings pursuant to the Fleet Demand Note or the Fleet Revolving Credit Facility; or

          (g) enter into any agreement to acquire another business or company (through either a merger or an acquisition of stock or assets) or to engage in any merger, consolidation, reorganization, or sale of all or substantially all the assets of the Company.

6. REPORTING REQUIREMENTS. Until the consummation of a Qualified Public Offering, the Company will furnish the following information to the Investors:

     6.1. Annual Statements.  As soon as available, and in any event within 120
          -----------------
days after the end of each fiscal year of the Company, the audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the audited consolidated statements of income, stockholders' equity and cash flows for such year of the Company and its Subsidiaries, such statements being accompanied by the unqualified reports thereon of independent certified public accountants to the effect that such consolidated financial statements have been prepared in accordance with GAAP and present fairly in all material respects the financial position of the Company and its Subsidiaries as of the dates specified and the results of their operations and changes in financial position with respect to the periods specified.

     6.2. Quarterly Statements.  As soon as available, and in any event within
          --------------------
45 days after the end of each of the first three fiscal quarters in each fiscal year of the Company, the unaudited consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarter and the consolidated statements of income, stockholders' equity and cash flows for such quarter and the portion of the fiscal year then ended of the Company and its Subsidiaries, together with comparative consolidated figures for the corresponding periods of the preceding fiscal year (all in reasonable detail), together with a discussion and analysis of the Company's financial condition and results of operations as of and for such period. The Company shall also deliver with such financial statements a certificate of the Chief Financial Officer of the Company to the effect that such statements have been prepared in accordance with GAAP and present fairly in all material respects the financial position of the Company and its Subsidiaries as of the dates specified and the results of their operations and cash flows with respect to the periods specified (subject in the case of interim financial statements only to normal year-end audit adjustments and the addition of footnotes).

     6.3. Monthly Statements.  As soon as practicable, and in any event within
          ------------------
30 days after the end of each calendar month after November 1999, the financial statements of the Company and its Subsidiaries as of the end of such month in the form customarily prepared by management for internal use, and for statements provided through November 2000, together with a discussion and analysis of the Company's financial condition and results of operations as of and for such period.

     6.4. Compliance Reporting.  Whenever delivered to any bank or source of
          --------------------
senior financing, copies of all reports or certificates regarding the Company's borrowing availability or compliance with the covenants and the accuracy of representations made to such bank or financier.

     6.5. Board of Director Reporting.  All members of the Company's board of
          ---------------------------
directors will be provided the following reports and information:

          (a)  Notices of Litigation, etc.  The Company will promptly, and in
               --------------------------
any event within seven days after the Company has knowledge of such event, give written notice to each director of (i) any litigation or any administrative proceeding to which it or any of its Subsidiaries may hereafter become a party which after giving effect to applicable insurance may result in a charge against income in excess of $50,000, and (ii) any material default by the Company under this Agreement, any other Related Agreement or any other Contractual Obligation, specifying the nature of the material default and stating the action the Company has taken or proposes to take with respect thereto.

          (b)  Management Letters of Accountants. As soon as available, the
               ---------------------------------
Company will furnish to each director all management letters prepared by the Company's independent certified public accountants and management's response thereto.

          (c)  Annual Budget.  Not later than the end of each fiscal year of the
               -------------
Company, the Company will prepare and furnish for approval to each director a proposed month-by-month operating and capital budget for the following fiscal year of the Company, including projected cash flows.

          (d)  Commission Filings.  Promptly, and in any event within 15 days
               ------------------
after filing with the Commission, the Company will furnish to each director copies of all forms, reports, notices, proxy statements, registration statements and other documents filed with the Commission.


     6.6. Other Information.   From time to time upon the reasonable request of
          -----------------
Parthenon, the Company will furnish to Parthenon such information regarding the business, assets or financial condition of the Company and its Subsidiaries as it may reasonably request. Parthenon shall have the right during normal business hours at reasonable intervals and upon reasonable notice to examine the books and records of the Company and its Subsidiaries, to make copies and notes therefrom, and at its expense to make an independent examination of the books and records of the Company and its Subsidiaries in a manner that does not interfere with the business operations of the Company and its Subsidiaries. In connection with such investigations, the Company shall make available to Parthenon upon reasonable notice and at reasonable times (i) the Chief Financial Officer or the Chief Executive Officer, and (ii) any officers, including accountants and internal control personnel. The Company shall use its best efforts to make available for any such investigation any directors of the Company who are not officers.

7. AFFIRMATIVE COVENANTS OF THE COMPANY. The Company covenants that until the closing of a Qualified Public Offering, it will comply, and will cause each of its Subsidiaries to comply, with the following provisions:

     7.1. Maintenance of Properties, etc.  Keep its properties and assets in
          ------------------------------
such repair, working order and condition, and from time to time make such repairs, renewals, replacements, additions and improvements thereto, as its management deems reasonably necessary and appropriate, and comply at all times in all material respects with the provisions of all Contractual Obligations (including its Charter and By-laws) applicable to it so as to prevent any loss or forfeiture thereof or thereunder unless compliance therewith is being at the time contested in good faith by appropriate proceedings, and will do all things necessary to preserve, renew and keep in full force and effect and in good standing its corporate existence and authority necessary to continue its business. Be qualified as a foreign corporation in each jurisdiction in which it is required to qualify, except for such jurisdictions in which the failure to be so qualified could not have a Material Adverse Effect. Preserve and maintain all patents, patent applications, copyrights, trademarks, inventions, processes and other intellectual property, and all material licenses to use any of the foregoing, that are necessary to the conduct of the business of the Company and its Subsidiaries.

     7.2. Compliance with Legal Requirements.  Comply in all material respects
          ----------------------------------
with all Legal Requirements, as in effect from time to time, applicable to it, except where compliance therewith shall at the time be contested in good faith by appropriate proceedings.

     7.3. Insurance.
          ---------

          (a) Keep its assets which are of an insurable character insured with responsible and reputable carriers against loss or damage by fire, explosion or other hazards which may be insured against by extended coverage in an amount sufficient to prevent it from becoming a co-insurer and in any event not less than 80% of the insurable value of the property insured, and maintain insurance against liability to persons and property and other hazards and risks to the extent and in the manner customary for companies in similar businesses similarly situated. Maintain term life insurance on the life of Nooruddin S. Karsan in the amount of $10 million, and provide that the Investors shall be notified prior to a change in the beneficiary of such policy or the cancellation for failure to pay a premium or otherwise.

          (b) Maintain life insurance policies insuring each of the Shareholders who are Management Stockholders on the date hereof, naming the Company as the beneficiary, in an amount equal to the price that the Company would be obligated to pay to the estate of a deceased Management Stockholder as provided in Section 4.2 to purchase such Management Stockholder's Shares. In the event the Company maintains life insurance policies that exceed the Fair Market Value of the deceased Stockholder's Shares, the Company shall retain the balance of any proceeds remaining after the Company has paid the purchase price for the Shares to the estate of the deceased Management Stockholder.

     7.4. Payment of Taxes and Trade Debt.  Pay and discharge when due and
          -------------------------------
payable all taxes, assessments and governmental charges imposed upon its income, profits, property or business, except for such the validity of which are in good faith being contested by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto. Promptly pay or cause to be paid when due, or in conformance with customary trade terms, all indebtedness incident to the operations of the Company and its Subsidiaries.

     7.5. Independent Accountants.  Retain independent public accountants of
          -----------------------
recognized national standing, reasonably acceptable to the Investor, who shall provide a report on the Company's annual financial statements and not change such accountants without the approval of the Required Holders.

     7.6  Board of Directors.  Cause the Board of Directors of the Company to
          ------------------
meet at least once each fiscal quarter and notify each Principal Holder at the same time and in the same manner as required of notice to directors under the Company's By-laws. Each Principal Holder will have the right to have a representative attend all such meetings in a nonvoting observer capacity. The Board of Directors will establish and maintain an Audit Committee and a Compensation Committee, each of which committees shall include as a member the Investor Director. The Company will pay all direct out-of-pocket expenses reasonably incurred by any Investor Director in attending each meeting of the Board of Directors, or any committee thereof. The Company and each of its Subsidiaries will adopt and maintain in their respective Charters or Bylaws provisions indemnifying the directors of each such Person to the fullest extent permitted by applicable law.

     7.7. Financial Accounting System.  The Company and its Subsidiaries will
          ---------------------------
maintain a system of accounting in which correct and complete entries will be made of all dealings and transactions in relation to their business and affairs in accordance with GAAP. The Company's internal financial control systems will at all times be reasonably satisfactory to Parthenon.

     7.8.  Annual Meeting.  Within 30 days after the Company's annual financial
           --------------
statements are required to be furnished in accordance with Section 5.1 and on not less than 10 days prior written notice, the Company will hold an annual stockholders meeting. At such annual meeting the principal executive, financial and operations officers of the Company and its Subsidiaries will present a review of, and will discuss with those in attendance in reasonable detail, the general affairs, management, financial condition, results of operations and business prospects of the Company and its Subsidiaries.

     7.9.  Listing of Shares.  If the shares of Class A Common Stock issuable
           -----------------
upon exercise of the Investor Warrants or the conversion of the Class B Common Stock require listing on any national securities exchange or quotation system, the Company will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be listed or duly approved for listing on such national securities exchange or quotation system, subject to official notice of issuance of such shares.

     7.10. Rule 144A Information.  At all times during which the Company is
           ---------------------
neither subject to the reporting requirements under Sections 13 or 15(d) under the Exchange Act, provide in written form as promptly as practicable upon request, all information required by Rule 144A(d)(4)(i) promulgated under the Securities Act; provided, however, that the Company may require the recipient of
                --------  -------
such information to execute an agreement in which it agrees to take reasonable precautions to ensure the confidentiality of such information.

     7.11. Budget Approval.  If the Company's Proforma EBITDA in any rolling
           ---------------
four quarter period equals 50% or less than the Private Placement Plan, then the consent of Parthenon will be required for the approval of the Company's annual operations and capital budget for the subsequent year.

8. AFFIRMATIVE COVENANTS OF THE MANAGEMENT STOCKHOLDERS. Each Management Stockholder on the date hereof covenants that he or she will cooperate with Donald Volk, or his successor(s), as Trustee, and take any and all action required to transfer to the Company the life insurance policies insuring the Management Stockholders held by the shareholder trust described in the Previous Stockholder Agreements and to substitute the Company for the Trustee as beneficiary under the life insurance policies.

9.   PRE-EMPTIVE RIGHTS.

     9.1.  Pre-Emptive Rights.  Until the consummation of a Qualified Public
           ------------------
Offering, the Company shall not issue or sell any capital stock (including securities convertible into, or options, warrants or other rights to purchase capital stock) (collectively, the "Offered Shares") without first providing each
                                   --------------
holder of Investor Securities the right to subscribe for its

Proportionate Percentage (as defined below) of the Offered Shares at a price and on such other terms which are at least as favorable as the Company shall have offered or proposes to offer and which the Company shall have specified in a notice delivered to each holder of Investor Securities (the "Proposal"). The
                                                             --------
Proposal by its terms shall remain open and irrevocable for a period of 30 days from the date it is delivered by the Company to each holder of Investor Securities (the "Exercise Period").
                 ---------------

      "Proportionate Percentage" means, for any holder of Investor Securities, a
       ------------------------
percentage of Offered Shares covered by the Proposal equal to (i) the number of shares of Class A Common Stock represented by the Investor Securities held by such holder (on an as-converted or as-exercised basis) divided by (ii) the total number of shares of Class A Common Stock outstanding at the time of delivery of the Proposal (assuming the conversion and exercise of all Investor Securities that are convertible into or exercisable for Class A Common Stock).

     9.2. Notice.  Notice of each holder of Investor Securities' intention to
          ------
accept the Proposal shall be evidenced by a writing signed by such holder and delivered to the Company prior to the end of the Exercise Period (the "Notice of
                                                                       ---------
Purchase") setting forth that portion of the Offered Shares such holder elects
--------
to purchase (the "Accepted Shares").
                  ---------------

     9.3. Full Acceptance.  In the event that all holders of Investor Securities
          ---------------
elect to purchase all of the Offered Shares offered in the Proposal, the Company shall sell to each such holder the number of Accepted Shares set forth in such holder's Notice of Purchase.

     9.4. Partial Acceptance.  In the event that one or more holders of Investor
          ------------------
Securities do not elect to purchase all of the Offered Shares offered in the Proposal, the Company shall sell to each holder that has so elected to purchase the number of Accepted Shares, if any, set forth in such holder's Notice of Purchase. Holders of Investor Securities may purchase any remaining shares offered in the Proposal not purchased by the other holders of Investor Securities pro rata based on their respective Proportionate Percentages, or as they may otherwise agree.

     9.5. Sale of Shares.  No later than 30 days after the expiration of the
          --------------
Exercise Period, the Company shall deliver to each holder of Investor Securities who has submitted a Notice of Purchase to the Company a notice indicating the number of Offered Shares which the Company shall sell to such holder pursuant to this Section 9 and the terms and conditions of such sale, which shall be in all respects (including, without limitation, unit price and interest rates) the same as specified in the proposal. The sale to such holders of such Offered Shares shall take place not later than 10 days after receipt of such notice.

     Any sale of Offered Shares that were not selected for purchase by the holders of Investor Securities as provided above shall take place not later than 90 days after the expiration of the Exercise Period. Such sale shall be upon terms and conditions in all respects (including, without limitation, unit price and interest rates) which are no less favorable to the Company than those set forth in the Proposal. Any refused Offered Shares not purchased as contemplated by the Proposal within the 90-day period specified above shall remain subject to this Section 9.

     9.6. Exclusion of Certain Shares.  Offered Shares shall not include (i)
          ---------------------------
shares of Common Stock issuable upon the exercise of warrants outstanding on the date hereof, (ii) shares of capital stock issued to employees, officers or directors pursuant to options, warrants or rights outstanding on the date hereof or pursuant to plans approved by the board of directors pursuant to Section 5,
(iii) shares of capital stock issued pursuant to an effective registration statement under the Securities Act, (iv) shares of capital stock issued in connection with the acquisition by the Company of another corporation by merger, purchase of all or substantially all the assets or otherwise, provided that the Company acquires no less than a majority of the equity of such corporation or
(v) transactions for amounts less than $500,000 where the purchase price per share of Common Stock is no less than the then current Trigger Price (as defined in the Warrants), provided that the aggregate value of all such transactions may not exceed $1.5 million.

10.  LEGENDS.

     10.1. Each certificate evidencing Shares shall contain the following legends:

     THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS AS SET FORTH IN A STOCKHOLDERS AGREEMENT DATED AS OF DECEMBER 16, 1999, A COPY OF WHICH IS ON FILE IN THE OFFICES OF THE CORPORATION AND WILL BE FURNISHED TO THE HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST

                                      and

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE
                   ---
     TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED

     10.2. Each certificate representing Shares issued to a Management Stockholder shall also contain the following legend:

     THE SHARES OF THE STOCK REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED TO, OR ISSUED WITH RESPECT TO SHARES ORIGINALLY ISSUED TO, THE FOLLOWING MANAGEMENT STOCKHOLDER:

11.  GENERAL.

     11.1. Remedies. The parties shall have all remedies for breach of this
           --------
Agreement available to them provided by law or equity. Without limiting the generality of the foregoing, in addition to all other rights and remedies available at law or in equity, the parties shall be entitled to obtain specific performance of the obligations of each party to this Agreement and immediate injunctive relief. In the event any action or proceeding is brought in equity to enforce the same, neither the Company nor any party will urge, as a defense, that an adequate remedy at law exists.

     11.2. Notices. All notices or other communications required or permitted to
           -------
be delivered hereunder shall be in writing and shall be delivered to each of the parties at their respective addresses as set forth in Schedules A or B.

     Any party to this Agreement may at any time change the address to which notice to such party shall be delivered by giving notice of such change to the other parties and such notice shall be deemed given when received by the other parties. Notices shall be deemed effectively given when personally delivered or sent to the recipient at the address set forth above by telex or a facsimile transmission, one business day after having been delivered to a receipted, nationally recognized courier, properly addressed or five business days after having been deposited into the United States mail, postage prepaid, provided,
                                                                    --------
that any notice to any party outside of the United States shall be sent by telecopy and confirmed by overnight or two-day courier.

     11.3. Amendments, Waiver and Consents. Any provision in this Agreement to
           -------------------------------
the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein set forth may be omitted or waived, if the Company (a) shall obtain consent thereto in writing from the Required Holders (provided that such change, addition or waiver shall effect all holders of Investor Securities equally) and (b) shall, in each such case, deliver copies of such consent in writing to any parties who did not execute the same; provided, however, that the consent of the Management
                  --------  -------
Stockholders holding a majority of all Shares owned by Management Stockholders shall be required for any amendment, modification, extension, termination or waiver which has a material adverse effect on the rights of the Management Stockholders.

     11.4. Binding Effect; Assignment.  This Agreement shall be binding upon and
           --------------------------
inure to the benefit of the personal representatives, successors and assigns of the respective parties hereto. The Company shall not have the right to assign its rights or obligations hereunder or any interest herein without obtaining the prior written consent of the Required Holders. The Covered Stockholders and the Investors may assign or transfer their rights under this Agreement to the extent permitted herein and by the other agreements between the respective parties and the Company.

     11.5. Certain VCOC Matters.  Parthenon Investors shall have the right to
           --------------------
substantially influence and substantially participate in the management of the Company, through its right to elect Investor Directors pursuant to Section 5.1 and its rights under Section
5.4 and Section 7.11, among other rights provided herein.

     11.6.  Severability.  If any provision of this Agreement shall be found by
            ------------
any court of competent jurisdiction to be invalid or unenforceable, the parties waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

     11.7.  Entire Agreement.  This Agreement and the Related Agreements
            ----------------
constitute the entire agreement of the parties with respect to the subject matter hereof and thereof. Each of the Management Stockholders party hereto hereby waives any and all rights it may have under the International Holding Company, Inc. and Insurance Services, Inc. Stockholder Agreements, dated various dates including, but not limited to, April 21, 1997, June 1, 1997, July 1, 1997, October 18, 1997, May 1, 1998 and December 31, 1998, as amended (the "Previous Stockholder Agreements"), and acknowledges that any and all rights he may have with respect to Shares he holds are encompassed in this Agreement.

     11.8.  Counterparts. This Agreement may be executed in counterparts, all of
            ------------
which together shall constitute one and the same instrument.

     11.9.  Headings. The headings contained in this Agreement are for reference
            --------
purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     11.10. Choice of Law.  This Agreement shall be governed by and construed in
            -------------
accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Pennsylvania.

     11.11. Consent to Jurisdiction. Each party to this Agreement, by its
            -----------------------
execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of Delaware or the United States District Court for the District of Pennsylvania for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Pennsylvania law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 10.2 hereof is reasonably calculated to give actual notice.

     11.12. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW
            --------------------
WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OF ANY TRANSACTION AGREEMENT OR THE SUBJECT MATTER HEREOF OF THEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. THE COMPANY AND THE MANAGEMENT STOCKHOLDERS ACKNOWLEDGE THAT THEY HAVE BEEN INFORMED BY THE INVESTORS THAT THIS SECTION 10.11 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THE INVESTORS ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT, THE PURCHASE AGREEMENT AND ANY OTHER AGREEMENTS RELATING HERETO OR THERETO OR CONTEMPLATED HEREBY OR THEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.11 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

     The parties hereto have executed this Agreement under seal as of the date first above written.

                              RAYMOND KARSAN HOLDINGS, INC.


                              By:/s/ Nooruddin Karsan
                                 ---------------------------------
                                 Name: Nooruddin Karsan
                                 Title: Chief Executive Officer


                              PARTHENON INVESTORS, L.P.


                              By:/s/ John Rutherford
                                 ---------------------------------
                                 Name: John Rutherford
                                 Title: Managing Director



                              PCIP INVESTORS, a Delaware general partnership


                              By:/s/ John Rutherford
                                 ---------------------------------
                                 Name: John Rutherford
                                 Title: Partner


                              JMH PARTNERS CORP.


                              By:/s/ W. Anthony Brook
                                 ---------------------------------
                                 Name: W. Anthony Brook
                                 Title: Chairman



                              SHAD RUN INVESTMENTS, L.P.

                              By:  Shad Run Investments, Inc.,
                                   General Partner

                              By:/s/ Sara M. Hendrickson
                                 ---------------------------------
                                 Name:  Sara M. Hendrickson
                                 Title: President

                              TSG CO-INVESTORS, LLC


                              By: /s/ G. Kevin Fechtmeyer
                                 ----------------------------------
                                 Name:  G. Kevin Fechtmeyer
                                 Title: Vice President



                              THE SHATTAN GROUP, LLC


                              By: /s/ G. Kevin Fechtmeyer
                                 ----------------------------------
                                 Name:  G. Kevin Fechtmeyer
                                 Title: Managing Director



                              THOMAS S. SHATTAN

                                  /s/  Thomas S. Shattan
                                 ----------------------------------


                              GREGORY E. MENDEL

                                  /s/  Gregory E. Mendel
                                 ----------------------------------


                              G. KEVIN FECHTMEYER

                                  /s/  G. Kevin Fechtmeyer
                                 ----------------------------------

                             [MANAGEMENT STOCKHOLDERS]

                     SCHEDULE A TO STOCKHOLDERS AGREEMENT

                                                   Number of Shares
Investor's Address                               Held on Date Hereof
------------------                               -------------------

Parthenon Investors, L.P.                    89,150 Class B Common Stock
200 State Street                              4,855 Class A-1 Warrants
Boston, MA 02109                              3,884 Class A-2 Warrants
                                             15,782 Class B Warrants

PCIP Investors                               1,549 Class B Common Stock
200 State Street                               102 Class A-1 Warrants
Boston, MA 02109                                82 Class A-2 Warrants
                                               333 Class B Warrants

JMH Partners Corp.                           3,787 Class B Common Stock
333 Thornall Street                            250 Class A-1 Warrants
Edison, NJ 08818                               200 Class A-2 Warrants
                                               813 Class B Warrants

Shad Run Investments, L.P.                   2,837 Class B Common Stock
3512 Clay Street                               188 Class A-1 Warrants
San Francisco, CA 94118                        150 Class A-2 Warrants
                                               610 Class B Warrants

TSG Co-Investors, LLC                        1,625 Class B Common Stock
590 Madison Avenue                             108 Class A-1 Warrants
New York, NY 10022                              86 Class A-2 Warrants
                                               350 Class B Warrants

The Shattan Group, LLC                         159 Class D Warrants
590 Madison Avenue                              13 Class E Warrants
New York, NY 10022

Thomas S. Shattan                            1,863 Class D Warrants
590 Madison Avenue                             154 Class E Warrants
New York, NY 10022

Gregory E. Mendel                            1,179 Class D Warrants
590 Madison Avenue                              98 Class E Warrants
New York, NY 10022

G. Kevin Fechtmeyer                            761 Class D Warrants
590 Madison Avenue                              63 Class E Warrants
New York, NY 10022

                     SCHEDULE B TO STOCKHOLDERS AGREEMENT

                                                 Number of Shares
     Management Stockholders                    Held on Date Hereof
     -----------------------                    -------------------

                                     -2-